STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of May 8, 2008, by and among Shine Media Acquisition Corporation, a Delaware corporation (“Shine”), Green China Resources, Inc., a company incorporated under the laws of British Virgin Islands (“Buyer”), China Greenscape Co. Ltd. (“Greenscape”), a limited liability company incorporated under the laws of the British Virgin Islands, Jiangsu Sunshine Zoology and Forestry Development Co., Ltd. (the “Company”), a company organized and existing under the laws of the People’s Republic of China (“PRC”), and those persons listed on Exhibit A hereof (each a “Shareholder” and collectively the “Shareholders”). Greenscape, the Company and the Shareholders are collectively referred to as the “Sellers.” Shine, Buyer, Greenscape, the Company and the Shareholders shall be collectively referred to as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, Shine is a corporation, listed in the United States under the symbol SHNDU.OB, formed for the purpose of acquiring, direct or indirect ownership of one or more operating businesses located in the PRC; and

WHEREAS, Buyer is a wholly-owned subsidiary of Shine; and

WHEREAS, Greenscape owns one hundred percent (100%) of the issued and outstanding ownership interest of the Company; and

WHEREAS, Greenscape, through the Company, is in the business of providing commercial nursery stock and forest products; and

WHEREAS, Shareholders are the registered owners of one hundred percent (100%) of the common shares of Greenscape and those persons listed on Schedule 1 to Exhibit B are the registered owners of one hundred percent (100%) of the shares of Greenscape Series A and Series C Preferred Stock (each a “Preferred Shareholder” and collectively as the “Preferred Shareholders”); ands

WHEREAS, subject to the terms and conditions of this Agreement, at the Closing (as defined below), Buyer shall acquire all of the common shares of Greenscape held by the Shareholders (the “Shares”), and will be the registered owner of one hundred percent (100%) of the common shares of Greenscape, and the Shareholders, in exchange, shall receive 30,800,000 newly issued shares of ordinary shares of the Buyer (“Buyer’s Stock”); and

WHEREAS, the Parties wish to provide for the opportunity for Company to acquire all of the issued and outstanding preference shares of Greenscape; and in order to accomplish that objective, in addition to the purchase of the Shares, the Buyer intends, following the Closing, to make an offer to the Preferred Shareholders to acquire all of the Series A and Series C Preferred Shares of Greenscape (the “Preferred Shares”) held by the Preferred Shareholders for a combination of Buyer’s ordinary shares and cash, all as more fully described in Exhibit B attached hereto (the “Exchange Offer”), and subject to the acceptance of the Exchange Offer, Buyer will be the registered owner of one hundred percent (100%) of the Greenscape Preferred Shares.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase and Sale of the Shares. Upon the terms and conditions hereof, at the Closing, the Shareholders shall sell, transfer and convey to Buyer, and Buyer shall purchase from Shareholders, all of the Shares. At the Closing, each Shareholder shall sell, convey, transfer and deliver all of its right, title and interest in and to the number of shares of Greenscape listed on Exhibit A opposite such Shareholder’s name, free and clear from any mortgage, pledge, lien, charge, transfer restrictions and/or security interest, as provided for, recognized and/or enforceable under the Laws of the United States, British Virgin Islands, Hong Kong or the PRC.

(a) Consideration. Subject to Section 11(d), in consideration for the Shares, Buyer shall issue to the Shareholders 30,800,000 shares of Buyer’s Stock (the “Consideration”). The number of Buyer’s ordinary shares to be received by each of the Shareholder is listed opposite such Shareholder’s name on Exhibit A attached to this Agreement.

(b)  Incentive Payments. Based on the Buyer’s consolidated post-Closing after-tax net operating profits (“Net Income”) for its fiscal years 2008 through 2012, Shareholders shall be entitled to incentive payments in the form of shares of Buyer Stock as set forth below. All Incentive Payments are intended to be and shall be deemed to be additional Purchase Consideration for all purposes. Under no circumstances shall such payments be deemed employment or consulting compensation. Such Incentive payments are subject to adjustment pursuant to Section 1(d) hereof.

(i) The 2008 Incentive Payment. If Buyer achieves Fiscal Year 2008 Net Income of twenty four million two hundred and thirty thousand dollars (US$24,230,000), based upon an audit of the books and records using generally accepted accounting principals consistently applied in the United States (“US GAAP”), Buyer shall pay to Sellers an additional four million and two hundred thousand (4,200,000) newly issued shares of Buyer Stock (“2008 Incentive Payment”).

(ii) The 2009 Incentive Payment. If Buyer achieves Fiscal Year 2009 Net Income of thirty three million three hundred and seventeen thousand dollars (US$33,317,000), based upon an audit of the books and records using US GAAP, Buyer shall pay to Sellers an additional four million and two hundred thousand (4,200,000) newly issued shares of Buyer Stock (“2009 Incentive Payment”).

(iii) The 2010 Incentive Payment. If Buyer achieves Fiscal Year 2010 Net Income of forty one million one hundred and twenty nine thousand dollars (US$41,129,000), based upon an audit of the books and records using US GAAP, Buyer shall pay to Sellers an additional four million and two hundred thousand (4,200,000) newly issued shares of Buyer Stock (“2010 Incentive Payment”).

(iv) The 2011 Incentive Payment. If Buyer achieves Fiscal Year 2011 Net Income of fifty three million three hundred and eleven thousand dollars (US$53,311,000), based upon an audit of the books and records using US GAAP, Buyer shall pay to Sellers an additional four million and two hundred thousand (4,200,000) newly issued shares of Buyer Stock (“2011 Incentive Payment”).

(v) The 2012 Incentive Payment. If Buyer achieves Fiscal Year 2012 Net Income of sixty five million dollars (US$65,000,000), based upon an audit of the books and records using US GAAP, Buyer shall pay to Sellers an additional four million and two hundred thousand (4,200,000) newly issued shares of Buyer Stock (“2012 Incentive Payment”).

The 2008 Incentive Payment, 2009 Incentive Payment, 2010 Incentive Payment, 2011 Incentive Payment, and 2012 Incentive Payment are collectively referred to as the “Incentive Payments.” The Incentive Payments shall be earned on an all-or-none basis each year. The number of shares of Buyer Stock to be received by each of the Shareholder is listed opposite such Shareholder’s name on Exhibit A attached to this Agreement. Notwithstanding anything to the contrary, for purposes of determining the right of the Shareholders to receive Incentive Payments, an Incentive Payment for any year shall not be applied, whether in the year such payment is made or in any subsequent year, to reduce Buyer’s Net Income.

The number of shares to be issued in connection with any Incentive Payment shall be subject to adjustment as the result of the Company’s declaring any stock splits, stock dividends or other recapitalizations. In any transaction in which the Company acquires, is acquired by, merges with or otherwise combines with another business, provision shall be made in the documents governing such transaction to preserve for the Shareholders the benefits afforded them under this Paragraph (c).

(c) Timing and Manner of Incentive Payments.

(i) Earnings Report. As promptly as possible following the end of each of the applicable time periods as described in Sections 1(b)(i)-(v), but in no event later than seventy-two (72) hours after the completion of the audit of the books and records of Buyer each year, Buyer’s auditor shall determine whether the Company has reached the applicable milestones as defined within Sections 1(b)(i)-(v) (“Earnings Report”).

(ii) Notice of Disagreement. The Shareholders shall have thirty (30) days after receipt of the Earnings Report to assert any disagreements with such items by written notice to Buyer (“Notice of Disagreement”). If such notice is not given within such thirty (30) days, the amounts reflected in the Earnings Report shall be final and binding on Buyer and the Shareholders. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. During the forty-five (45) day period following the delivery of any Notice of Disagreement, the parties shall attempt in good faith to amicably resolve their differences specified in the Notice of Disagreement. If, at the end of such forty-five (45) day period the parties have not reached agreement on such matters, either Buyer or the Shareholders shall submit the matters that remain in dispute for arbitration by an agreed upon accounting firm (“Arbitrating Accountants”) whose determination shall be (i) in writing, (ii) furnished to Buyer and the Shareholders as soon as practicable (and in no event later than thirty (30) days after submission of the dispute to the Arbitrating Accountants); (iii) made in accordance with the preparation of the Earnings Report; and (iv) nonappealable and incontestable by Buyer and the Shareholders and not subject to collateral attack for any reason other than manifest error or fraud. The fees and expenses of the Arbitrating Accountants shall be split 50/50 between Buyer and the Shareholders. Buyer and the Shareholders shall use its respective commercially reasonable efforts to cooperate with the Arbitrating Accountants and to cause the Arbitrating Accountants to resolve any dispute no later than thirty (30) days after submission of the dispute to the Arbitrating Accountants in accordance with this Agreement.

(d) Minimum Balance Sheet Requirements.

(i) At the Closing or as of September 30, 2008, whichever is earlier, (the “Test Date”), Greenscape and the Company shall have a minimum amount in cash and accounts receivable equal to 90% of the total cash and accounts receivable indicated on the Greenscape and the Company’s consolidated balance sheet as of March 31, 2008 reviewed by its auditor (“First Quarter Balance Sheet”).

(ii) In addition, Greenscape and the Company’s Total Debt as of the Test Date shall not exceed an amount equal to 128.8% of the Total Debt indicated on the First Quarter Balance Sheet. For purposes of this Section, Total Debt shall mean an amount equal to the sum of (A) loans extended to Greenscape or Company by any prior or existing shareholders; (B) long-term loans; (C) short-term loans; and (D) any other interest-bearing instruments.

(iii) From the date hereof to the Test Date, Greenscape and the Company shall not increase the Total Debt without Buyer’s written consent., unless for the purpose of acquiring any additional Inventory or making Inventory related Prepayments (as such term is defined under US GAAP). Should Greenscape and the Company increase Total Debt beyond the 128.8% indicated in the paragraph above, even if for the purposes of additional Inventory, it will also obtain prior written consent from Buyer.

(iv)  On the Test Date, Greenscape shall deliver a balance sheet reviewed and certified by its auditor as of such date (the “Closing Balance Sheet”). The Closing Balance Sheet shall set forth, among other things, the amount of cash and accounts receivable as of the Test Date. To the extent that the Closing Balance shows (A) cash and accounts receivable less than as required by this Section 1(d)(i), or (B) the Total Debt more than as required by this Section 1(d)(ii), (collectively the “Shortfall”), the Incentive Payments shall be reduced on a dollar for dollar basis, with each $5.28 of the Shortfall reducing the Incentive Payments by one (1) share. The reduction in Incentive Payment shall be applied against each Incentive Payment in full, as earned, until the adjustment as to the entire Shortfall shall have been achieved. Notwithstanding the above, there is nothing in this paragraph which would limit the Buyer’s ability to terminate the contract should the Total Debt exceed 128.8% (unless prior written consent has been given) as noted in the Closing Conditions below.

(e) Lockup Period. All Shareholders owning five percent (5%) or more of the outstanding ordinary shares of Buyer after the Closing shall execute a lock-up agreement, in the form and containing the substance of Exhibit C-1 hereto and incorporated herein by reference providing that such persons shall not sell or otherwise dispose of any of Buyer’s Stock until after December 20, 2009 (the “Lock-up Agreement with Ordinary Shareholders [I]”). All Shareholders owning more than one percent (1%) but less than five percent (5%) shall execute a lock-up agreement, in the form and containing the substance of Exhibit C-2 hereto and incorporated herein by reference (the “Lock-up Agreement with Ordinary Shareholders [II]”, together with Exhibit C-1 “Lock-up Agreement”).

2. The Closing or the Closing Date. The transactions set forth herein shall close within one week of the approval by Buyer’s shareholders of the transactions contemplated herein at the offices of Nixon Peabody LLP, 200 Page Mill Road, Second Floor, Palo Alto, California 94306, or at such other place and time as the parties may mutually agree (the “Closing” or the “Closing Date”). The transactions contemplated herein may be closed by delivering the executed signature pages via facsimile or electronic PDF file to the other Parties followed by original signature pages sent promptly by overnight courier.

(a) Documents Delivered by the Sellers. Subject to the terms and conditions hereof, on the Closing, Sellers shall deliver to Buyer the following documents and instruments:

(i)  this Agreement executed by the Sellers;

(ii) stock certificates evidencing the Shares, with the assignments endorsed thereon or with an executed assignment separate from the certificate;

(iii)  one (1) copy resolution of the Board of Directors of Greenscape approving this Agreement, any ancillary documents to this Agreement and the transactions contemplated herein;

(iv)  certificates in compliance with Section 7(c) below;

(v)  an opinion of the Company’s PRC legal counsel in the form and substance satisfactory to Buyer’s counsel (“PRC Legal Opinion”) as set forth in Exhibit D attached hereto and incorporated hereby reference;

(vi)  an opinion of the legal counsel (“BVI Legal Opinion”) of Greenscape in form and substance as set forth in Exhibit E ;

(vii)  a letter from the Company’s certified public accountant in form and substance satisfactory to Buyer that the Financial Statements (as defined below) are substantially in accordance with the Company’s books and records, complete and accurate in all material respects and prepared in accordance with US GAAP and fairly present the financial condition of and operating results of the Company during the period indicated therein;

(viii) employment agreements (“Employment Agreements”) executed by Zhu Zhenghong, Shirley Lee, and Zhan Yousheng (collectively “Management Team”) respectively in form attached hereto as Exhibit F and incorporated hereby reference;

(ix) the appropriate Lock-up Agreements executed by each Shareholder;

(x) Disclosure Schedule of Sellers;

(xi) Officer’s Certificate;

(xii) Seller’s Certificate; and

(xiii) any approvals required by the Ministry of Commerce of the People’s Republic China (“MOFCOM”) or other PRC governmental agencies.

(b) Documents Delivered by Buyer. Subject to the terms and conditions hereof on the Closing, Buyer shall deliver the following documents and instruments:

(i)  a copy of this Agreement executed by Buyer and Shine;

(ii)  resolutions of the Board of Directors of Shine and Buyer approving this Agreement and any ancillary documents to this Agreement and the transactions contemplated herein, and the appointment of the new officers providing that such appointments to take effect upon the Closing;

(iii)  resolutions of stockholders of Shine approving this Agreement and the transactions set forth herein;

(iv) evidence of the appointment of members to the Board of Directors of Buyer, as set forth in Section 9(b)(iv) hereof, as required by law of British Virgin Islands or its memorandum and articles of association.

(v) certificates representing the new shares of Buyer’s Stock issued to each Shareholder as set forth on Exhibit A; and

(vi) Disclosure Schedule of Shine and Buyer;

(v) evidence of down payment to Shine’s investment bankers of $25,000 and $150,000 for the balance due upon delivery of the fairness opinion.

3. The Company’s Representations and Warranties. Except as set forth in the Disclosure Schedule delivered in connection herewith, the Company, Greenscape and Shareholders hereby jointly and severally represent and warrant to Buyer and Shine as of the date hereof and at and as of the Closing as follows:

(a) Capitalization of Company. Greenscape is the owner of one hundred percent (100%) of the issued and outstanding equity securities of the Company and there are no outstanding warrants, options, conversion privileges, preemptive rights, voting agreements or similar arrangements, or other rights or agreements to purchase or otherwise acquire or issue any capital stock or other equity interests of the Company.

(b) Binding Obligation. This Agreement, and all related agreements, constitute the legal, binding and valid obligations of the Company, enforceable in accordance with their respective terms.

(c) Corporate Organization and Authority. The Company: (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the PRC; (ii) is authorized to exercise all of its powers, rights and privileges and is in good standing in PRC; (iii) has the power and authority to own and operate its properties and to carry on its business as now conducted; and (iv) is qualified to do business in all jurisdictions in which such qualification is required.

(d) Subsidiaries; Transactions with Affiliates. Schedule 3(d) lists the Company’s subsidiaries, associations, other business entities and any joint ventures or partnerships that the Company is directly or indirectly involved. No director, officer, key employee of the Company, spouse, parent, sibling, child or other relative or family member of any such director or key employee, and no entity controlled by any of the foregoing, has (i) any agreement, understanding, proposed transaction with, indebtedness owing to, commitments to make loans to, or to extend or guarantee credit from, the Company other than in the ordinary course of business; or (ii) any direct or indirect ownership interest in any Affiliate of the Company or in any firm or corporation that competes with the Company. For the purpose of this Agreement, “Affiliate” means, in respect of an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof (“Person”) that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under the common control with, the Company.

(e) No Conflict With Other Instruments. Except as set forth in Schedule 3(e), the execution, delivery and performance of this Agreement and related agreements delivered in connection herewith will not result in any material violation of, be in conflict with, or constitute a breach or default under, with or without the passage of time or the giving of notice: (i) any provision of the Company’s organizational documents, including the Articles of Association; (ii) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which the Company is a party or by which they (or any of its properties or assets) are subject or bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which either of them is bound; (iv) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of the Company; (v) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which the Company is a party; or (vi) result in any suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, qualification, authorization or approval applicable to the Company.

(f) Changes. Since December 31, 2007, there has not been:

(i) Any change in the assets, liabilities, financial condition, or operations of the Company except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse;

(ii) Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

(iii) Any waiver or compromise by the Company of a valuable right or of any debt owed to it;

(iv) Any loans made by the Company to its employees, officers or directors, other than travel or like advances made in the ordinary course of business not in excess of $1,000;

(v) Any declaration or payment of any dividend or other distribution by the Company or any repurchase or redemption of the Company’s capital stock;

(vi) Any cancellation of any material purchase order or contract or any write-off as uncollectible of $10,000 or greater; or

(vii) Any material deterioration or any other event or condition of any character which has materially and adversely affected the Company’s business or prospects.

(g) Material Contracts and Obligations. Other than as disclosed in the Financial Statements of Greenscape, the Company has provided to Shine and Buyer or to counsel for such parties, and has listed on Disclosure Schedule, all contracts and agreements pertaining to the Company (1) with expected receipts or expenditures in excess of US$100,000, (2) involving a license or grant of rights to or from the Company involving patents, trademarks, copyrights or other proprietary information applicable to the business of the Company, (3) providing for indemnification by the Company with respect to infringement of proprietary rights, (4) between the Company and any officers, director or stockholder, other than agreements entered into the ordinary course of business, or (5) involving any loans or advances by the Company which are outstanding as of the date of the Closing. All such contracts and agreements are legally binding, valid and in full force and effect in all material aspects. Notwithstanding the foregoing, except as set forth in Schedule 3(g):

(i) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof.

(ii) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (1) future obligations (contingent or otherwise) of, or payments to, Company in excess of US$25,000 (other than obligations of, or payments to, Company arising from agreements with customers and vendors entered into in the ordinary course of business), (2) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from Company (other than licenses by Company of “off the shelf” or other standard products, and non-exclusive licenses to customers in the ordinary course of business), or (3) indemnification by Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

(iii) Company has not (1) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (2) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements of Greenscape) individually in excess of US$25,000 or, in the case of indebtedness and/or liabilities individually less than US$25,000, in excess of US$50,000 in the aggregate, (3) made any loans or advances to any person, other than ordinary advances for travel expenses or in connection with employment relocation, or (4) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(iv) For the purposes of subsections (ii) and (iii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(h) Litigation. Except as set forth on Schedule 3(h), as of the Closing, there is no claim, action, lawsuit, proceeding or investigation pending or threatened against the Company (or to the knowledge of the Company, against any of its officers or directors or the Management Team) or any basis therefor known to the Company or the Management Team, including, without limitation, any action that questions the validity of this Agreement or the right of the Company to enter into this Agreement. There is no judgment, decree or order of any court or tribunal or any arbitration or governmental authority in effect against the Company or any of its properties and assets, and the Company is not in default with respect to any such judgment, decree or order to which the Company is a party or by which it is bound. There is no action, suit, proceeding or investigation by the Company currently pending or threatened or which the Company presently intends to initiate.

(i) Title to and condition of the Assets. Schedule 3(i) is a true and correct list of all of the assets, by category, currently owned by the Company (the “Assets”). The Company has good and marketable title to the Assets, which Assets are properly reflected in the Financial Statements of Greenscape. The Assets are not subject to any mortgage, pledge, lien, security interest, conditional sale agreement, option license, encumbrance or charge. The Company owns or leases all tangible assets necessary for the conduct of its business as currently conducted. The Assets are currently in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are currently used. All current inventory of the Company is of merchantable quality and saleable in the ordinary course of the Company’s business.

(j)  Intellectual Property Rights. Schedule 3(j) contains an accurate and complete list and description of all Intellectual Property used by the Company in connection with its business, specifying as to each (i) the nature of such right, (ii) the ownership thereof, (iii) the governmental authority that has issued or recorded a registration or certificate or similar document with respect thereto or with which an application for such a registration, certificate or similar document is pending and (iv) any applicable registration, certificate or application number. Complete and accurate copies of all registered or pending Intellectual Property relating to the Company has been provided to Buyer. The Company: (i) it has sufficient title and ownership of all Intellectual Property, including all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted, and as proposed to be conducted; and (ii) the use thereof does not, and will not, conflict with or constitute an infringement of the rights of others. Each former and current employee, officer and consultant of each group company has executed a form of agreement which provides that all Intellectual Property Rights which arise during the course or scope of their employment or engagement by the Company is owned by the Company. Any third parties have validly and irrevocably assigned all of their Intellectual Property rights to the Company or is duly and validly licensed to use all other Intellectual Property used in connection with the Company, free and clear of royalties. The Company has not assigned or transferred ownership of, agreed to so assign or transfer ownership of, or granted any exclusive license of or exclusive right to use, any Intellectual Property used in connection with the Company.

(k) Taxes, Tax Returns and Audits. The Company has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities): (i) all returns and reports pertaining to all taxes that are or were required to be filed by it with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects; (ii) all taxes that are due from or may be asserted against the Company (including deferred taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of the Company or are being contested in good faith by appropriate proceedings; (iii) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (i) which might be determined adversely to the Company; (iv) the Company has not given or requested to give waivers or extensions of any statute of limitations with respect to the payment of taxes; and (v) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of the Company are in force as of the date hereof.

(l) Insurance. Schedule 3(l) sets forth a complete list and a complete accurate description of all insurance policies maintained by the Company. The Company is not aware of any pending or threatened claims against it for personal injuries, product liability or property damages.

(m) Employees; Employee Plans; Labor Matters.

(i) Employees. Schedule 3(m)(i) contains an accurate and complete list of all current managerial employees of the Company including all employees with supervisory responsibility employed by the Company as of the Closing, and the name, title and compensation of each such person. As of the Closing, the Company believes its relations with its employees are satisfactory. The Company’s employees are not represented by any labor unions nor, to the Company’s knowledge, is any union organization campaign in progress. The Company is not aware that any of its officers intends to terminate employment.

(ii) Employee Plans. Schedule 3(m)(ii) contains a description of all employee benefits, including, without limitation, pension, medical insurance, work related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits, which the Company is obligated to pay, including amounts and recipients of such payments. Except as disclosed on Schedule 3(m)(ii), the Company has complied with all applicable laws relating to employment benefits, including, without limitation, pension, medical insurance, work-related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits.

(iii) Labor Matters. All contributions or payments required to be made by the Company with respect to employee benefits have been made on or before their due dates. Except as disclosed in the Financial Statements of Greenscape: (i) all such contributions and payments required to be made by any employees of the Company with respect to the employee benefits have been fully deducted and paid to the relevant governmental authorities on or before their due dates, and no such deductions have been challenged or disallowed by any governmental authority or any employee of the Company; (ii) no liability has been incurred by the Company for breach of any contract of service, contract for services, payments under any applicable laws or for any other obligations resulting from or accruing after the termination of any contract of employment or for services; and (iii) the Company has not made or agreed to make any payment or provided or agreed to provide any benefit to any present or former director or employee or any dependant of any such former director or employee in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

(n) Accounts Receivable; Product Warranty. All accounts receivable of the Company reflected on the Financial Statements of Greenscape are valid receivables subject to no material setoffs or counterclaims and are current and collectible in the ordinary course of business, net of the applicable reserve for bad debts reflected in the Financial Statements of Greenscape. To the Company’s knowledge, all accounts receivable reflected in the financial or accounting records of it that have arisen since December 31, 2007, are valid receivables subject to no material setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve reflected in the Financial Statements of Greenscape. No product sold, leased or delivered by the Company prior to the Closing is subject to any guaranty, warranty, right of return or other such indemnity beyond the manufacturer’s warranty. The Company has no liability for product liability or product warranty claims with respect to sales of products or services prior to the Closing (other than product warranty claims in the ordinary course of business) that would have a material adverse effect on the Company or its financial condition.

(o) No Undisclosed Material Liabilities.    Except as set forth on Schedule 3(o) or as reflected in the Financial Statements of Greenscape, the Company does not have any material liabilities, whether known or unknown, absolute, accrued, contingent or otherwise.

(p) Real Property.    Schedule 3(p) contains an accurate and complete list and description of all real estate owned by the Company (or the equivalent in the jurisdiction(s) in which the Company operates) or to which the Company has rights, as well as any other real estate that is in the possession of or leased by the Company and the improvements (including buildings and other structures) located on such real estate (collectively, the “Real Property”), and lists and accurately describes any leases under which any such Real Property is possessed or occupied by the Company or its Affiliates (the “Real Estate Leases”). The Company is not in default under any of the Real Estate Leases, and is not aware of any default by any of the lessors thereunder.

(q)Licenses and Permits.    The Company possesses or will possess prior to the Closing all material franchises, permits, licenses and any similar governmental authority necessary for the conduct of its business as now being conducted (“Licenses and Permits”) necessary to own and operate its business, which necessary Licenses and Permits are described or are as set forth on Schedule 3(q) hereto. Each of the Licenses and Permits is in full force and effect. The Company is not in default in any respect under any of its Licenses and Permits and has not received any notice relating to the suspension, revocation or modification of any such Licenses and Permits and has no knowledge of any event or occurrence or act or omission on the part of the Company for the period from the date of this Agreement until the date of the Closing that would or should serve as sufficient notice to the Company, or that would or should serve as sufficient grounds, for the suspension, revocation or modification of any such Licenses and Permits. The execution of this Agreement and the execution and implementation of the transactions contemplated herein do not adversely affect the Licenses and Permits held by the Company.

(r) Legal Compliance. The conduct and operations of the Company is in compliance with each law (including rules and regulations thereunder) of any national, provincial, territorial, local or foreign government, or any governmental entity, which (i) affects or relates to this Agreement or the transactions contemplated hereby; or (ii) is applicable to the Company or its business.

(s) Books and Records. As of Closing, the books of account, minute books, stock certificate books and stock transfer ledger of the Company are complete and correct in all material respects, and there have been no material transactions involving the Company which are required to be set forth therein and which have not been so set forth. Such books and records accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

   (t) Customers and Suppliers. No material supplier of the Company has indicated within the past year that it will stop, or materially decrease the rate of, supplying materials, products or services to the Company, and no material customer of the Company has indicated within the past year that it will stop or materially decrease the rate of buying materials, products or services from it.

(u) Governmental and Third Party Consents. Except as set forth on Schedule 3(u), the Company has secured or will secure as of the Closing, all approvals, orders, or authorizations of, or has made or will make all registrations, qualifications, designations, declarations, or filings with, any governmental authority on the part of the Company required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, except any such items which may or must be obtained or filed subsequent to the Closing.

(v) Environmental Regulations. To the Company’s knowledge, it has substantially met, and will continue through the Closing to meet substantially, all applicable national, provincial, territorial, local and foreign environmental regulations and has disposed of its waste products and effluent and/or has caused others to dispose of such waste products and effluent, in accordance with all applicable environmental regulations and in such a manner that no harm has resulted or will result to any of its employees or properties or to any other person or entities or their properties.

(w) Foreign Corrupt Practices. The Company is in full compliance with and will continue to comply with the United States Foreign Corrupt Practices Act (“FCPA”).

(x) Full Disclosure. The Company has provided Buyer with all the information that Buyer has requested in connection with deciding whether to consummate the transactions contemplated hereunder, all such information being true, accurate and complete in all material respects and not misleading in any material respect. The representations and warranties contained in this Agreement and any other related agreements, certificates and other documents made or delivered in connection herewith do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein or herein, in view of the circumstances under which they were made, not misleading.
(y) Foreign Exchange Matters. The Company will complete all foreign exchange matters in connection with the remittance, conversion and use of the proceeds from the transactions contemplated herein in accordance with then applicable PRC foreign exchange regulations, if applicable.

(z) Prior Share Transfer. All previous transfers of shares of capital stock or ownership interest in the Company have fully complied with all applicable laws, regulations, ordinances, and other restrictions, including but not limited to, those of the PRC and the transferors and transferees, as appropriate, have obtained the necessary governmental approvals for such transfers.

4. Representations and Warranties of Greenscape. Except as set forth in the Disclosure Schedule delivered in connection herewith, Greenscape and Ng Sau Lai, one of the Shareholders, hereby jointly and severally represent and warrant to Buyer and Shine as of the date hereof and at and as of the Closing as follows:

(a) Corporate Organization and Authority. Greenscape is duly organized, validly existing, authorized to exercise all of its powers, rights and privileges and is in good standing in the British Virgin Islands; (ii) has the power and authority to own and operate its properties and to carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which such qualification is required.

(b) Binding Obligation. This Agreement, and all related agreements, constitute the legal, binding and valid obligations of Greenscape, enforceable in accordance with their respective terms.

(c) Subsidiaries; Ownership of Shares. The Disclosure Schedule lists all of Greenscape’s subsidiaries and their jurisdiction of organization. As of the date of this Agreement, Greenscape is the legal owner and holder, free and clear of all liens and encumbrances of one hundred percent (100%) of the equity interests of the Company. All the outstanding equity interests of the Company have been validly issued and are fully paid and nonassessable. Except for its interest in the Subsidiary, Greenscape does not, as of the date of this Agreement, and will not, as of the date of the Closing, own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person or entity other than the Company.

(d) Capital Structure. The authorized capital of Greenscape consists of 35,000,000 shares of common shares, par value $0.01 per share and 4,000,000 shares of preferred share, par value $0.01 per share. As of the date hereof, (i) 13,000,000 shares of common share are issued and outstanding, (ii) no shares of common share are reserved for issuance upon the exercise of outstanding options and warrants to purchase Greenscape’s ordinary shares, and (iii) 400,000 shares of Series A Preferred Shares (convertible into 4,000,000 common shares), 5 shares of Series B Preferred Share, 161,890 shares of Series C Preferred Share (convertible into 1,618,900 common shares) and 5 shares of Series D Preferred Share are issued and outstanding. Except as set forth above, no shares of capital stock or other voting securities of Greenscape were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of Greenscape are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any right of first refusal, preemptive right or any similar right under any provision of the BVI International Business Companies Act or the Memorandum and Articles of Association, and other charter document of Greenscape. Except as set forth in this section 4 and in the Disclosure Schedule, there are not any bonds, debentures, notes or other indebtedness of Greenscape or any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the shares of Greenscape or the common shares of any Subsidiary may vote (“Voting Greenscape Debt”). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Greenscape is a party or by which any of them is bound (i) obligating Greenscape to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Greenscape or the Company or any Voting Greenscape Debt, (ii) obligating Greenscape to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Greenscape. Except as set forth in the Disclosure Schedule, as of the date of this Agreement there are not any outstanding contractual obligations of Greenscape to repurchase, redeem or otherwise acquire any shares of capital stock of Shine or Buyer.

(e) Financial Statements. Prior to the execution of this Agreement, Greenscape has delivered to Buyer consolidated balance sheets dated as of December 31, 2005, 2006 and 2007, and related consolidated statements of income and source and application of funds for the three years ended December 31, 2005, 2006 and 2007 of the Company and/or Greenscape audited by the accountants, and the notes, comments, schedules, and supplemental data therein (the “Greenscape Financial Statements”). The Greenscape Financial Statements have been prepared in accordance with U.S. GAAP throughout the periods indicated and fairly present the consolidated financial condition of Greenscape at their respective dates and the consolidated results of the operations of the Company for the periods covered thereby in accordance with U.S. GAAP. The Greenscape Financial Statements are included in Schedule 4(e) to this Agreement and are substantially in accordance with its books and records, complete and accurate in all material respects and to the Company’s knowledge prepared in accordance with generally accepted accounting principles and fairly present the financial condition of and operating results of the Greenscape during the period indicated therein.

(f) No Conflict With Other Instruments. Except as set forth in Schedule 4(f), the execution, delivery and performance of this Agreement and related agreements delivered in connection herewith will not result in any material violation of, be in conflict with, or constitute a breach or default under, with or without the passage of time or the giving of notice: (i) any provision of Greenscape’s organizational documents, including the Articles of Association; (ii) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which the Greenscape is a party or by which they (or any of its properties or assets) are subject or bound; (iii) any material contract, obligation or commitment to which the Greenscape is a party or by which either of them is bound; (iv) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of the Greenscape; (v) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which Greenscape is a party; or (vi) result in any suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, qualification, authorization or approval applicable to Greenscape.

(g) Changes. Except for the sale of shares of Series C Preferred Stock on January 18, 2008 by Greenscape, Since December 31, 2007, there has not been:

(i) Any change in the assets, liabilities, financial condition, or operations of Greenscape except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse;

(ii) Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of Greenscape;

(iii) Any waiver or compromise by Greenscape of a valuable right or of any debt owed to it;

(iv) Any loans made by Greenscape to its employees, officers or directors, other than travel or like advances made in the ordinary course of business not in excess of $1,000;

(v) Any declaration or payment of any dividend or other distribution by the Greenscape or any repurchase or redemption of Greenscape’s capital stock;

(vi) Any cancellation of any material purchase order or contract or any write-off as uncollectible of $10,000 or greater; or

(vii) Any material deterioration or any other event or condition of any character which has materially and adversely affected Greenscape’s business or prospects.

(h) Material Contracts and Obligations. Other than as disclosed in the Greenscape Financial Statements, Greenscape has provided to Shine and Buyer or to counsel for such parties, and has listed on Disclosure Schedule, all contracts and agreements pertaining to Greenscape (1) with expected receipts or expenditures in excess of US$100,000, or (2) between Greenscape and any officers, director or stockholder, other than agreements entered into the ordinary course of business, or (5) involving any loans or advances by Greenscape which are outstanding as of the date of the Closing. All such contracts and agreements are legally binding, valid and in full force and effect in all material aspects. Notwithstanding the foregoing, except as set forth in Schedule 4(h):

(i) There are no agreements, understandings or proposed transactions between Greenscape and any of its officers, directors, employees, affiliates or any affiliate thereof.

(ii) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Greenscape is a party or to its knowledge by which it is bound which may involve future obligations (contingent or otherwise) of, or payments to, Greenscape in excess of US$25,000 (other than obligations of, or payments to, Greenscape arising from agreements with customers and vendors entered into in the ordinary course of business).

(iii) Greenscape has not (1) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (2) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Greenscape Financial Statements) individually in excess of US$25,000 or, in the case of indebtedness and/or liabilities individually less than US$25,000, in excess of US$50,000 in the aggregate, (3) made any loans or advances to any person, other than ordinary advances for travel expenses or in connection with employment relocation, or (4) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(iv) For the purposes of subsections (ii) and (iii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Greenscape has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(i) Litigation. Except as set forth on Schedule 4(i), there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal or government body or arbitrator pending or to the best of Greenscape’s knowledge, threatened against Greenscape which challenges, would challenge or interferes with the actions required to be taken pursuant to this Agreement.

(j) Taxes, Tax Returns and Audits. Greenscape has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities): (i) all returns and reports pertaining to all taxes that are or were required to be filed by it with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects; (ii) all taxes that are due from or may be asserted against Greenscape (including deferred taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of Greenscape or are being contested in good faith by appropriate proceedings; (iii) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (i) which might be determined adversely to Greenscape; (iv) Greenscape has not given or requested to give waivers or extensions of any statute of limitations with respect to the payment of taxes; and (v) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of Greenscape are in force as of the date hereof.

(k)Licenses and Permits.    Greenscape possesses or will possess prior to the Closing all material franchises, permits, licenses and any similar governmental authority necessary for the conduct of its business as now being conducted (“Licenses and Permits”) necessary to own and operate its business, which necessary Licenses and Permits are described or are as set forth on Schedule 4(k) hereto. Each of the Licenses and Permits is in full force and effect. Greenscape is not in default in any respect under any of its Licenses and Permits and has not received any notice relating to the suspension, revocation or modification of any such Licenses and Permits and has no knowledge of any event or occurrence or act or omission on the part of Greenscape for the period from the date of this Agreement until the date of the Closing that would or should serve as sufficient notice to Greenscape, or that would or should serve as sufficient grounds, for the suspension, revocation or modification of any such Licenses and Permits. The execution of this Agreement and the execution and implementation of the transactions contemplated herein do not adversely affect the Licenses and Permits held by Greenscape.

(l) Legal Compliance. The conduct and operations of Greenscape is in compliance with each law (including rules and regulations thereunder) of any national, provincial, territorial, local or foreign government, or any governmental entity, which (i) affects or relates to this Agreement or the transactions contemplated hereby; or (ii) is applicable to Greenscape or its business.

(m) Governmental and Third Party Consents. Except as set forth on Schedule 4(m), Greenscape has secured or will secure as of the Closing, all approvals, orders, or authorizations of, or has made or will make all registrations, qualifications, designations, declarations, or filings with, any governmental authority on the part of Greenscape required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, except any such items which may or must be obtained or filed subsequent to the Closing.

(n) Full Disclosure. Greenscape has provided Buyer with all the information that Buyer has requested in connection with deciding whether to consummate the transactions contemplated hereunder, all such information being true, accurate and complete in all material respects and not misleading in any material respect. The representations and warranties contained in this Agreement and any other related agreements, certificates and other documents made or delivered in connection herewith do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein or herein, in view of the circumstances under which they were made, not misleading.

(o) Foreign Corrupt Practices. Greenscape is in full compliance with, and will continue to comply with, the FCPA.

5. Representations and Warranties of the Shareholders. Except as set forth in the Disclosure Schedule delivered in connection herewith, each Shareholder, individually, and not jointly and severally, hereby represents and warrants to Buyer as of the date hereof and at and as of the Closing as follows:

(a) Ownership of Shares. Shareholder is the legal owner and holder of that number of shares of Greenscape’s Stock set forth next to its name on Exhibit A, which in the aggregate constitute one hundred percent (100%) of Greenscape’s issued and outstanding common shares. Upon registering of Buyer as the new owner of the Shares of Greenscape in Greenscape’s register of members, Buyer will have good title to such Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, stockholder agreements and other encumbrances.

(b) Power and Authority. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

(c) Litigation. Except as set forth on Schedule 5(c), there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal or government body or arbitrator pending or to the best of the Shareholder’s knowledge, threatened against the Shareholder which challenges, would challenge or interferes with the actions required to be taken pursuant to this Agreement.

(d) Buyer’s Stock.

(i)  Each Shareholder acknowledges that Buyer’s Stock are speculative and involve a high degree of risk, including among many other risks that the Buyer’s Stock will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities Act, or pursuant to an exemption from the Act’s registration requirements.

(ii) Each Shareholder acknowledges and agrees that they have had an opportunity to ask questions of and receive answers from Buyer regarding its history, structure, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of Buyer’s Stock.

(iii) Each Shareholder, acting with the assistance of counsel and other professional advisers, possess such knowledge and experience in financial, tax and business matters as to enable them to utilize the information made available by Buyer, to evaluate the merits and risks of acquiring Buyer’s Stock and to make an informed investment decision with respect thereto.

(iv) The Shareholder was not solicited by Buyer or anyone on Buyer’s behalf to enter into any transaction whatever, by any form of general solicitation or general advertising, as those terms are defined in Regulation D.

   (e) Restricted Securities. Each of the Shareholder understands that it will acquire securities under this Agreement that are characterized as “restricted securities” under the United States federal securities laws and with limitations imposed by Regulation D. Therefore, each of the Shareholder understands that sales of such securities may only be sold in the United States, either privately or publicly, pursuant to applicable securities laws and rules and regulations thereunder, including without limitation or exemptions from registration, or pursuant to an effective registration statement.

(f) Legends. It is understood that the certificates evidencing the Buyer’s Stock may bear the legend set forth below in this section. Each of the Shareholder hereby consents to the inclusion of such legend on certificates of securities they receive hereunder and for the placement of stop orders against the transfer of such securities, which may be enforced by each of the Shareholder by instruction to its transfer agent or recourse to appropriate judicial authorities to prevent the registration of any transfer not in accordance with the provisions of this Agreement and the legend set forth below.

 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE MORTGAGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(e) Accredited Investors. Each of the Shareholders is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

(f) Foreign Corrupt Practices. To the extent applicable, each of the Shareholders is in full compliance with and will continue to comply with the FCPA.

(g) Legal Compliance. The Shareholders are in compliance with each law (including rules and regulations thereunder) of any national, provincial, territorial, local or foreign government, or any governmental entity, which (i) affects or relates to this Agreement or to the transactions contemplated hereby; (ii) is applicable to the ownership of the Shares or (iii) will be applicable to the Buyer’s Stock.

6. Representations and Warranties of Shine and Buyer. Except as set forth in the reports, schedules, forms, statements and other documents filed by Shine with the SEC and publicly available prior to the date of this Agreement (the “Filed Shine SEC Documents”) or in Buyer’s Disclosure Schedule delivered in connection herewith, Shine and Buyer hereby jointly and severally represent and warrant to Greenscape, the Shareholders and the Company as of the date hereof and at and as of the Closing as follows:

(a) Corporate Organization, Authority and Capital Structure.

(i)  Shine (i) is a corporation duly organized, validly existing, authorized to exercise all of its powers, rights and privileges, and is in good standing in Delaware; (ii) has the power and authority to own and operate its properties and to carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which such qualification is required.

(ii)  Buyer (i) is a company duly organized, validly existing, authorized to exercise all of its powers, rights and privileges, and is in good standing in the British Virgin Islands; (ii) has the power and authority to own and operate its properties and to carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which such qualification is required.

(b) Corporate Capital Structure.

(i) The authorized capital stock of Shine consists of 89,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof, (i) 8,758,333 shares of common stock are issued and outstanding, and (ii) 15,146,666 shares of common stock are reserved for issuance upon the exercise of outstanding options and warrants to purchase Shine’s common stock. No shares of preferred stock are issued and outstanding. Except as set forth above, no shares of capital stock or other voting securities of Shine were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of Shine are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any right of first refusal, preemptive right or any similar right under any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation, bylaw and other charter document of Shine.

(ii) The authorized capital stock of Buyer consists of 150,000,000 common shares, with no par value. One (1) common shares are issued and outstanding. All outstanding shares of the capital stock of Buyer are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any right of first refusal, preemptive right or any similar right under any provision of the BVI International Business Companies Act, or the Memorandum and Articles of Association.

(c) Transactions with Affiliates. No director, key employee of Shine and Buyer, spouse, parent, sibling, child or other relative or family member of any such director or key employee, and no entity controlled by any of the foregoing, has (i) any agreement, understanding, proposed transaction with, indebtedness owing to, commitments to make loans or to extend or guarantee credit from Buyer other than in the ordinary course of business; or (ii) any direct or indirect ownership interest in any Affiliate of Buyer or in any firm or corporation that competes with Buyer or with Greenscape or Company.

(d) No Conflict With Other Instruments. The execution, delivery and performance of this Agreement and related agreements will not result in any material violation of, be in conflict with, or constitute a breach or default under, with or without the passage of time or the giving of notice: (i) any provision of Shine’s or Buyer’s organizational documents; (ii) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Shine or Buyer is a party or by which it (or any of its properties or assets) is subject or bound; (iii) any material contract, obligation or commitment to which Shine or Buyer is a party or by which either of them is bound; (iv) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the Assets; (vi) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which Shine or Buyer is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, qualification, authorization or approval applicable to Buyer.

(e) Changes. Since the date of the Shine Financial Statements as defined in Section 6(k) and prior to Closing, there has not been and will not have been:

(i) Any change in the assets, liabilities, financial condition, or operations of Buyer, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse;

(ii) Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of Buyer;

(iii) Any waiver or compromise by the Company of a valuable right or of any debt owed to it;

(iv) Any loans made by Shine or Buyer to their employees, officers or directors other than travel or like advances made in the ordinary course of business not in excess of $2,000;

(v) Any declaration or payment of any dividend or other distribution by Shine or Buyer or any repurchase or redemption of Shine’s or Buyer’s capital stock;

(vi) Any cancellation of any material purchase order or contract or any write-off as uncollectible of $2,500 or greater; or

(vii) Any material deterioration or any other event or condition of any character which has materially and adversely affected Shine’s or Buyer’s business or prospects.

(f) No Undisclosed Material Liabilities.    Neither Shine nor Buyer has any material liabilities, whether known or unknown, absolute, accrued, contingent or otherwise, other than are reflected on the Shine Financial Statements.

(g) Litigation. As of the Closing, there is no claim, action, lawsuit, proceeding or investigation pending or threatened in writing against Shine and Buyer (or to the knowledge of Shine and Buyer, against any of its officers) or any basis therefor known to Shine or Buyer, including, without limitation, that questions the validity of this Agreement or the right of Shine and Buyer to enter into this Agreement. There is no judgment, decree or order of any court or tribunal or any arbitration or governmental authority in effect against Shine or Buyer or any of its properties and Assets, and neither Shine nor Buyer is in default with respect to any such judgment, decree or order to which Shine or Buyer is a party or by which either of them is bound. There is no action, suit, proceeding or investigation by Shine or the Buyer currently pending or threatened or which Shine or Buyer presently intends to initiate.

(h) Taxes, Tax Returns and Audits. Shine and Buyer have filed on a timely basis (taking into account any extensions received from the relevant taxing authorities): (i) all returns and reports pertaining to all taxes that are or were required to be filed by it with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects; (ii) all taxes that are due from or may be asserted against Shine or Buyer (including deferred taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of Shine or Buyer or are being contested in good faith by appropriate proceedings; (iii) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (i) which might be determined adversely to Shine or Buyer; (iv) neither Shine nor Buyer has given or been requested to give waivers or extensions of any statute of limitations with respect to the payment of taxes; and (v) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of Shine or Buyer are in force as of the date hereof or will be at and as of the date of the Closing.

(i) Legal Compliance. Except as otherwise set forth in the Disclosure Schedule, to Shine’s and Buyer’s knowledge, the conduct and operations of their respective businesses has been and will be in substantial compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any governmental entity, which (i) affects or relates to this Agreement or the transactions contemplated hereby; or (ii) is applicable to Shine and Buyer or their respective businesses, except for any violation of or default under a law referred to in clause (ii) above which reasonably may be expected not to have a material adverse effect on the assets, business financial condition or results of operations of Shine or Buyer.

(j) Full Disclosure. Shine and Buyer have provided the Company with all the information that the Sellers have requested in connection with deciding whether to consummate the transactions contemplated hereunder, all such information being true, accurate and complete in all material respects and not misleading in any material respect. The representations and warranties contained in this Agreement and any other related agreements, certificates and other documents made or delivered in connection herewith do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein or herein, in view of the circumstances under which they were made, not misleading.

(k) Shine Financial Statements.    The audited consolidated financial statements for the periods ended December 31, 2006 and 2007, of Shine included in Shine’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as applicable, fairly present in conformity with U.S. GAAP applied on a consistent basis the financial position and assets and liabilities of Shine as of the dates thereof and Shine’s results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statement, to normal, recurring year-end adjustments which were not or are not expected to be material in amount) and the balance sheet of Shine as at December 31, 2007, that is included in such financial statements is referred to herein as the “Shine Financial Statements.”

(l) SEC Reports.

(i) Shine has delivered to the Sellers, or there have been available by public means, (a) the Shine Financial Statements, (b) Shine’s S-1 Registration Statement (the “Registration Statement”), filed with the SEC as of September 20, 2005, Registration No. 333-127093 relating to its initial public offering of securities and (c) all other reports filed by Shine under the Securities and Exchange Act (the “Exchange Act”) (all of such reports, together with any amendments thereto and documents incorporated by reference therein, are referred to herein as the “SEC Reports”).

(ii) As of its filing date or, if applicable, its effective date, the Shine Financial Statements, Registration Statement and each SEC Report complied in all material respects with the requirements of the laws applicable to Shine, including the Securities Act and the Exchange Act.

(iii) The Registration Statement and each SEC Report, as of its respective filing dates and as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Shine has filed all reports under the Exchange Act that were required to be filed as of the date hereof, and Shine and, to the extent applicable, Buyer, will have filed all such reports required to have been filed under the Exchange Act through the Closing, and Shine has otherwise materially complied with, and Shine and Buyer will comply and maintain compliance with all requirements of the Securities Act and the Exchange Act up to the date of the Closing.

(m) Maintenance of OTCBB Listing. At all times prior to the Closing and listing of Buyer’s shares of stock on the Nasdaq Stock Exchange, Shine shall maintain its listing on the OTCBB and comply with all applicable requirements of such exchange.

(n) Deposit of Warrant Proceeds. Buyer shall either deposit, or instruct the holders of the Warrants to deposit, the proceeds of the exercise of the Warrants into an account held by, or in the name of, Continental Stock Transfer & Trust Company.

7. Buyer’s Conditions Precedent to Closing. All of the obligations of Buyer under this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by Buyer:

(a) Representations and Warranties. The representations and warranties of the Company and Sellers contained herein shall be true and correct on and as of the Closing with the same effect as if made on and as of the Closing.

(b) Performance. The Company and Sellers shall have performed or fulfilled all of their respective agreements, obligations and conditions contained herein, including, but not limited to, the execution of the documents set forth in Section 2(a) of this Agreement and the transfer of one hundred percent (100%) of the Shares and shall have obtained all consents, waivers and approvals necessary to transfer the Shares and for Buyer to operate the business.

(c) Compliance Certificate. Greenscape shall have delivered to Buyer a certificate dated as of the Closing signed by the Company certifying that the conditions set forth in Sections 7(a), 7(b) and 7(n) have been satisfied.

(d) Employment Agreements. As of the Closing, Greenscape shall have entered into Employment Agreements with each member of the Management Team.

(e) Buyer’s Investigation. Buyer’s satisfaction with the results of Buyer’s due diligence investigation including the business of Seller, the financial statements and financial books and records and assets of the Company and the Company’s employees.

(f) Approvals with the MOFCOM and Other Agencies. To the extent required by the laws of the PRC, sufficient and complete application for the registration of the transactions contemplated herein shall be submitted with the MOFCOM and any other governmental agency prior to the Closing.

(g)  Approvals and Consents. The approval of Buyer and Buyer’s professional advisors of all contracts, instruments and other documents arising out of or delivered pursuant to this Agreement and any agreement pending or continuing as of the Closing between the Company and third parties.

(h) Good Standing Certificate. Greenscape shall have delivered to Buyer or its legal counsel at or before the Closing a certified copy of a good standing certificate of Greenscape issued by the authorities of the British Virgin Islands dated not more than one week prior to the Closing.

(i) Legal Opinions. The Company and Greenscape shall have delivered to Buyer the BVI Legal Opinion and PRC Legal Opinion.

(j) Continuation of Key Agreements. The Buyer shall have determined, to its reasonable satisfaction, that all exclusive dealerships, distributorships, representation agreements, lease agreements and other material agreements of the Company currently in effect, including any to which the Company is not a party but which are for the benefit of the Company, will continue in effect following the Closing on substantially the same terms as are presently extended to the Company.

(k) Real Property Leases. The Company shall have maintained in good standing the terms of Real Property Leases.

(l) No Material Deterioration. There shall have been no material deterioration in the business, financial condition or operating results of Greenscape or the Company.

(m) No Pending Litigation. Except as set forth in the Disclosure Schedule, no action, suit or proceeding shall be instituted, pending or threatened which relates to this Agreement or the transactions contemplated hereby that, if decided unfavorably, would adversely affect either the right of Buyer to own and operate Greenscape and the Company or the value of Greenscape and the Company. Any action, suit or proceeding with an actual or potential claim of $100,000 or more or an estimated cost to defend of $100,000 or more shall be deemed to be “material.”

(n) Business Licenses. The Company shall have received and maintained all business licenses, permits and governmental approvals necessary to operate the business of the Company after the Closing.
(o) Completion of Redemption. Greenscape shall have completed the redemption of one hundred percent (100%) of its outstanding Series B and D Preferred Stock.

(p) Post-Closing Capitalization. At and immediately after the Closing, the authorized capitalization and the number of issued and outstanding shares of the capital stock of the Company and Greenscape on a fully-diluted basis, shall be as set forth in Disclosure Schedules.

(q) Stockholders Approval. Shine shall have received the approval of its stockholders, as required by its Fourth Amended and Restated Certificate of Incorporation, Article Fifth of Exhibit A attached thereto, Memorandum and Articles of Association, and Bylaws, of this Agreement, the ancillary documents and the transactions contemplated herein.

(r) No Conversion. Less than twenty percent (20%) of the shares of Shine held by public shareholders shall exercise their right to convert such shares into cash, as provided in its Fourth Amended and Restated Certificate of Incorporation, Article Fifth of Exhibit A attached thereto.

(s)  Appointment of Directors. Buyer and Greenscape shall have agreed upon nominees to the Board of Directors of Buyer acceptable to Buyer and such nominees shall have been appointed to the Board of Directors of Buyer effective upon the Closing.

(t) Limitation on Total Debt. Greenscape and the Company’s Total Debt as of the Test Date shall not exceed an amount equal to 128.8% of the Total Debt indicated on the First Quarter Balance Sheet except with the express prior written consent of Buyer as set out in Paragraph 1(d) above.

8. Conditions Precedent to Closing of Sellers. The obligations of the Sellers under this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

(a) Representations and Warranties. The representations and warranties of Shine and Buyer contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

(b) Approval of Contracts. The approval of Sellers’ professional advisors of all contracts, instruments and other documents arising out of or delivered pursuant to this Agreement.

(c) Performance. Shine and Buyer shall have performed or fulfilled all agreements, obligations and conditions contained herein and shall have obtained all consents, waivers and approvals necessary to transfer the Stock Consideration to Buyer.

(d)  No Material Deterioration. There shall have been no material deterioration in the business or financial condition of Shine or Buyer.

(e) SEC Reports/Proxy Statement. Shine shall have timely filed all reports and other documents required to be filed by Shine under the U.S. federal securities laws through the Closing Date, including filing the proxy statement/registration statement required to solicit the approval of Shine’s stockholders for this Agreement and the transactions contemplated hereby. Provided, however, Greenscape and the Company will use reasonable commercial efforts to provide any information in their possession which in the opinion of Buyer or its legal counsel is required to be included in the Proxy/Registration Statement.

(f) OTCBB Quotation. Shine or its successor shall have maintained its status as a company whose common stock is quoted on the Over-the-Counter Bulletin Board, and no reason shall exist as to why such status shall not continue immediately following the Closing, except that Shine shall have made reasonable commercial efforts to obtain approval for a listing on the Nasdaq stock market to take effect immediately or as soon as practicable following the Closing.

(g)  Redomestication Merger. Shine shall have completed the merger with and into Buyer with Buyer as the survivor under the laws of the British Virgin Islands, and Buyer will be a company registered under the Exchange Act (“Redomestication Merger”).

9. Covenants for the Period Preceding Closing.

(a) Covenants of Greenscape and the Company

(i) Business Operation.  Notwithstanding anything to the contrary in this Agreement, except as otherwise permitted by this Agreement or with the written consent of Shine, Buyer or the appropriate government officials in the PRC, as the case may be, from the date of this Agreement and at all times up to and including the Closing Date, Greenscape and the Company shall comply with, the following restrictions and requirements:

A.  carry on its business prudently in the usual and ordinary course consistent with past practice and, subject to the compliance with applicable laws, use its best efforts to preserve its relationships with customers, suppliers and other third parties having business dealings Greenscape or the Company;

B.  not amend, alter or repeal, whether by merger, reclassification or otherwise, any provision of its memorandum or articles of association, and other by-laws or equivalent constitutional documents, in a manner that is inconsistent with the provisions and intentions of this Agreement;

C. not increase, reduce, consolidate, sub-divide or cancel its authorized capital or total investment or issued capital or registered capital, except as contemplated in this Agreement;

D. not change its name or the name under which it carries on business;

E. not change its jurisdiction of incorporation;

F. not pass any resolution which would result in its winding up, liquidation or entering into administration or receivership;

G. not change its nature or scope (including the geographical scope) of the business or not commence or carry on any type of business not ancillary or deviating from its existing business; not consolidate or merge with any other business, which is not part of its existing business of as at the date of this Agreement;

H. not offer, sell or issue, or enter into any agreement to issue, any instrument providing for the offer, sale or issuance (contingent or otherwise) of any shares or convertible securities, or any equity securities of Greenscape or the Company;

I. subject to Section 1(d), not increase the number of shares available for grant or issuance under any share option plan or other share incentive plan or arrangement or make any amendment to or terminate any such plan or arrangement;

J. not make any investment or incur any commitment other than in the ordinary course of business;
K.  not sell, dispose of or transfer any of its assets, business or shares;

L.  Subject to Section 1(d), not borrow any monies or create any encumbrance (other than a lien arising by operation of law) over the whole or any part of its undertaking, property or assets;

M.  not enter into any contract or expenditure the value of which exceeds US$150,000 without the prior written consent of Buyer other than in the ordinary course of business and on arm’s length terms;

N.  not make any loan or advance or give any credit (except trade credit to customers in the ordinary course of business); not give any guarantee or indemnity for or otherwise secure the liabilities or obligations of any Person, except that Greenscape may do so for the Company;

O.  not amend, alter, terminate any material contract; and

P. not agree in writing or otherwise to take any of the foregoing actions.

(ii) Full Access. Prior to the Closing, the Company and Greenscape shall permit Shine and the Buyer and their representatives to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company. Shine, Buyer and their representatives (i) shall treat and hold as confidential any Confidential Information (as defined below); (ii) shall not use any of the Confidential Information except in connection with this Agreement; and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company the Confidential Information (and all copies) thereof which are in its possession. For purposes of this Agreement, “Confidential Information” means any information of Greenscape or the Company that is furnished to Shine or the Buyer by Greenscape or the Company in connection with this Agreement; provided, however, that it shall not include any information (i) which, at the time of disclosure, is available publicly; (ii) which, after disclosure to Shine or Buyer, becomes available publicly through no fault of Shine or the Buyer; or (iii) which Shine or the Buyer knew prior to disclosure.

(iii) Exclusivity. Unless the transaction has been terminated by mutual agreement of the Parties hereto, from and after the date hereof until Closing or August 31, 2008, the Company shall not directly or indirectly (i) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than Buyer) concerning any merger, consolidation, sale of material assets, or other business combination involving the Company or any division of the Company, or to sell the Shares; or (ii) provide any non-public information to any prospective acquirers (other than Buyer).

(iv) Interim Financial Information.    From the date of this Agreement until the Closing, Greenscape and the Company shall provide to Shine a copy of the monthly internal management reports of financial operations of the Company. The above interim financial information shall be delivered to Shine no later than twenty-five (25) days after the end of each calendar month. The Company shall prepare such financial information in good faith.

(v) Proxy Information.    As a condition to Shine’s calling and holding the Stockholder Meeting, the Company will furnish to Shine such information as is reasonably required by Shine for the preparation of the Proxy Statement/Registration Statement in accordance with the requirements of SEC, including full and accurate descriptions of the Company’s business, material agreements affecting the Company and Greenscape, and the Greenscape Financial Statements, including any interim statements that are required under SEC rules to be included in such materials. (collectively, “Proxy Information”). The Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Proxy Information not misleading at the time of distribution by Shine and at the Closing, and the Company agrees to notify Shine promptly of any material changes to Proxy Information previously provided to Shine.

(vi)  Employment Agreement. The members of the Management Team shall sign Employment Agreements in the form attached hereto as Exhibit F.

(vii) Regulatory Approvals of the PRC.    Greenscape and the Company shall use their best efforts to accomplish as soon as possible the following: (i) submit applications for approval of this Agreement to the applicable government authority of the PRC whose approval is required, if any; (ii) obtain the appropriate licenses and permits, if any; (iii) deliver the Amended and Restated Articles of Association of the Company reflecting the transfer of the Shares within reasonable time; and (iv) any application and registration of the Company trademarks with competent government authority.

(viii) Redemption of Stock. Prior to the Closing, Greenscape will redeem all outstanding Series B and Series D preferred stock at a price of one dollar (US$1) per share.

(b) Covenants of Shine and Buyer.

(i) Stockholder Meeting.    Shine shall cause a meeting of its stockholders (the ”Stockholder Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement, as required by Shine’s certificate of incorporation. The directors of Shine shall recommend to its stockholders that they vote in favor of the adoption of such matters. In connection with such meeting, Shine (i) will file with the SEC as promptly as practicable a proxy statement meeting the requirements of the Exchange Act (“Proxy Statement”) and all other proxy materials for such meeting; (ii) upon receipt of approval from SEC, will mail to its stockholders the Proxy Statement and other proxy materials; (iii) will use its best efforts to obtain the necessary approvals by its stockholders as set forth in Section 7(q) and 7(r); and (iv) will otherwise comply with all legal requirements applicable to such meeting.

(ii) Trust Fund.    On or before the Closing, Shine shall procure the liquidation of the Trust Account pursuant to the Trust Agreement. The Company, Greenscape and Sellers each hereby waive all claims of any nature whatsoever against this trust account prior to the Closing.

(iii)  Redomestication Merger. Prior to the Closing, subject to its stockholders’ approval, Shine shall merge with and into Buyer and buyer will become the reporting company under the Exchange Act.

(iv) Board Matters. As promptly as possible following the date hereof, Shine shall take all actions necessary to ensure that the board of directors of Buyer following Closing (the “Board”) shall consist of seven (7) directors. Sellers may appoint up to four (4) members, at least two of whom shall comply with the requirements for an independent director as specified by the Nasdaq rules and regulations. Shine may appoint one member, and Shine and Chardan Capital, LLC shall jointly appoint two (2) members to the Board, at least two of which three shall comply with the requirement for an independent director as specified by the Nasdaq rules and regulations. In the event that fewer than seven (7) directors are appointed, there will, in all cases, be a majority of independent directors (“Independent Directors”). For a period of three (3) years from the Closing, Buyer shall not, without first obtaining the approval of at least a majority of the Independent Directors:

A. consummate a sale, transfer or other disposition of all or substantially all of Buyer’s assets;

B. consummate a merger or consolidation of Buyer with or into another entity (except a merger or consolidation in which the holders of capital stock of Buyer immediately prior to merger or consolidation continue to hold at least 50% of the voting power of the capital stock of Buyer or the surviving or acquiring entity in relatively the same proportions);

C. transfer in one transaction or a series of related transactions, to a person or group of affiliated persons of Buyer’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of Buyer;

D. a liquidation, dissolution, or winding up of Buyer;

E.  authorize or issue, or obligate itself to issue, any equity securities (including any security convertible into or exercisable for any such equity interest) for value under the fair market value of such securities as set by the stock exchange listing the company’s securities;

F. redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any equity security of Buyer for value higher than the fair market value of such securities as set by the stock exchange listing the company’s securities; or

G. incur indebtedness in excess of two hundred and fifty thousand dollars ($250,000) which is outside the normal course of Buyer’s business.

(v)  NASDAQ Listing Application. The Buyer shall, as soon as practicable after filing the initial prospectus/proxy materials, submit and use reasonable commercial efforts to prosecute an application for listing of its stock and warrants on the Nasdaq Stock Market, with the intention, subject to meeting the minimum requirement of 300 shareholders, of having a listing approval prior to the Closing.

(vi) Stock Option Plan. The Buyer shall adopt a 2008 employee stock option plan (the “Plan”) and reserve 5,500,000 (five million and five hundred thousand) common shares for issuance under the Plan.

(c) Covenants of the Parties.

(i) Best Efforts. Each of the parties shall use its best efforts, to the extent commercially reasonable, to take all action and to do all things necessary, proper or advisable including but not limited to obtaining all such waivers, permits, consents, approvals or other authorizations from third parties and governmental entities, as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

(ii) Fulfillment of Conditions.    From the date hereof to the Closing Date, each of Shine, Buyer, Greenscape and the Company shall use its best efforts to fulfill the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (i) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby; and (ii) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of Greenscape, the Company, Shine or Buyer in such manner that on the Closing Date the representations and warranties of Greenscape, the Company, Shine and Buyer contained herein shall be accurate as though then made).

(iii) Disclosure of Certain Matters. From the date hereof through the Closing Date, Greenscape, the Company, Shine and Buyer shall give each other prompt written notice of any event or development that occurs that (i) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement; (ii) would cause any of the representations and warranties of Greenscape, the Company, Shine or Buyer contained herein to be inaccurate or otherwise misleading; (iii) gives Greenscape, the Company, Shine or Buyer any reason to believe that any of the conditions set forth in this Agreement will not be satisfied; (iv) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of Greenscape, the Company, Shine or Buyer; or (v) would require any amendment or supplement to the Proxy Statement.

(iv) Public Announcements.    From the date of this Agreement until Closing or termination, Shine, Buyer, Greenscape and the Company shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Shine, except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

10. Covenants for the Period Post-Closing.

(a) Post-Closing Assurances.   The Company, Greenscape and Buyer, from time to time after the Closing, at the request of either party will take such other actions and execute and deliver such other documents, certifications and further assurances as the Company may reasonably require in order to manage and operate the Company including, but not limited to executing such certificates as may be reasonably requested by accountants in connection with any audit of the Shine Financial Statements through the Closing Date.

(b)  Injunctive Relief.    If the Company breaches, or threatens to breach, any of the provisions of this Agreement, Buyer shall have the right and remedy to have the provisions of this Section 10 specifically enforced by any governmental authority, it being acknowledged and agreed by the Company that any such breach or threatened breach will cause irreparable injury to Buyer and that money damages will not provide an adequate remedy.

(c) Licenses and Permits. The Company shall use its best efforts to procure the renewal and/or continuation of proper licenses, permits and any similar governmental approvals necessary for the lawful conduct of its business as now being conducted.

11. Indemnification.

(a) Indemnification by the Company, Shareholders and Greenscape. Sellers shall, jointly and severally, indemnify Shine and Buyer in respect of, and hold Shine and Buyer harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by Shine and Buyer, arising out of or in connection with:

(i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company, Greenscape or Shareholders, or any of them, contained in this Agreement; and

(ii) any liability of any nature whatsoever, including any unpaid taxes, which is not reflected in the Financial Statements or the Disclosure Schedule.

(b) Indemnification by Shine and Buyer. Shine and Buyer shall Indemnify Sellers in respect of, and hold them harmless against, any and all debts, obligations or other liabilities, monetary damages, fines, fees or penalty interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by Sellers arising out of:

(i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of Shine or Buyer, or either of them, contained in this Agreement; and

(ii) any liability of any nature whatsoever, including any unpaid taxes, which is not reflected in the Shine Financial Statements or the Disclosure.

Notwithstanding anything to the contrary herein, no indemnification shall be required to the extent that aggregate liability of Shine and Buyer exceeds $250,000.

(c) Survival. The representations, warranties, covenants and agreements of Shine, Buyer, the Company, Greenscape and the Shareholders as set forth in this Agreement shall survive the closing and consummation of the transactions contemplated hereby for a period of three (3) years from the Closing Date, except with respect to indemnification for tax liability which shall survive for the applicable statute of limitations and shall not be affected by any examination made for or on behalf of the Company or the knowledge of the Company. If a notice is given before expiration of such periods, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of such claims.

(d) Adjustment to Purchase Consideration; Setoff.     Any indemnification payments made pursuant to this Section 11 shall be deemed to be an adjustment to the Consideration. To the extent that the Company, Greenscape and Shareholders are obligated to indemnify Shine or Buyer under the provisions of this Section 11 for damages reduced to a monetary amount, Shine or Buyer shall have the right to adjust any amount due and owing or to be due and owing under any agreement with the Company, Greenscape or Shareholder, whether under this Agreement or any other agreement between any of the Sellers and any of Shine or Buyer’s affiliates, subsidiaries or controlled persons or entities. To the extent that Shine or Buyer is obligated to indemnify the Company, Greenscape and the Shareholders after Closing under the provisions of this Section 11 for damages reduced to a monetary amount, the Company, Greenscape and Shareholders after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with Shine or Buyer, whether under this Agreement or any other agreement between any of the Sellers and any of Shine or Buyer’s affiliates, subsidiaries or controlled persons or entities

12. Miscellaneous.

(a) Entire Agreement; Successors and Assigns. This Agreement constitutes the entire agreement between the Parties relative to the subject matter hereof. Any previous agreements between the parties are superseded by this Agreement. Subject to any exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

(e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon (i) personal delivery, or (ii) three (3) days after deposit with a reputable overnight mail carrier such as DHL World wide or Federal Express, postage prepaid, addressed as set forth on the signature page or at such other address as the Parties may designate by ten (10) days’ advance written notice to the applicable Party; or (iii) the next day if sent via electronic mail to the address last designated by the recipient.

(f) Amendment of Agreement. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. No amendment to this Agreement after the Closing shall be effective unless in addition to the requirements set forth in this Section, the parties obtain the written consent of the director(s) currently serving Buyer who continue to serve after the Closing.

(g) Expenses. Each party hereto shall bear its own expenses in connection with the transactions contemplated by this Agreement.

(h) Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

(i) Dispute Resolution. The parties shall initially attempt to resolve any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, through consultation conducted in good faith. Such consultation shall begin immediately after one Party has delivered to the other Party a written request for such consultation. If within 30 days following the date on which such notice is given the dispute has not been resolved, a Party hereto may file legal action in the United States Federal Court, Northern District of California, which shall be the exclusive jurisdiction and venue for any dispute arising hereunder. All Parties hereby consent to the jurisdiction of such court.

(j) No Claim Against Trust Fund.    It is understood by Sellers that in the event of any breach of this Agreement by Shine or Buyer, that they will not make any claim against the amount of the funds held in Shine’s trust fund established at the time of Shine’s initial public offering.

(k) Force Majeure.

(i) “Force Majeure” shall mean any event or condition not within the reasonable control of a Party, which prevents in whole or in material part the performance by such Party of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: riots, war, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

(ii)  Upon giving notice to the other Party, a Party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall be made via cable or telex or fax and shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The Party claiming Force Majeure shall promptly notify the other Party of the termination of such event.

(iii)  Should the period of Force Majeure continue for more than six (6) consecutive months, either Party may terminate this Agreement without liability to the other Party, except for payments due to such date, upon giving written notice to the other Party.

(l) Language.    This official language of this Agreement shall be English and a version in any other language shall not be used in the interpretation hereof.

(m) Confidentiality. The terms of this Agreement shall not be disclosed to any third party without the prior written consent of Parties to this Agreement, unless required by appropriate court or agency order.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHINE:

SHINE MEDIA ACQUISITION CORP.,
a Delaware corporation

By:

Name:	DAVID YU CHEN

Its:	CEO

BUYER:

GREEN CHINA RESOURCES, INC.,
a company incorporated under the laws of the British Virgin Islands

By:

Name:	DAVID YU CHEN

Its:	DIRECTOR

Address:
381 Huai Hai Zhong Road
Level 29, Central Plaza
Shanghai 200020
People’s Republic of China

GREENSCAPE:

CHINA GREENSCAPE CO. LTD.
a company incorporated under the laws of the British Virgin Islands

By:

Name:	NG SAU LAI

Its:	DIRECTOR

Address:
Sunshine Science & Technology Building
Xinqiao Town, Jiangyin City
Jiangsu 214426
People’s Republic of China

COMPANY:

JIANGSU SUNSHINE ZOOLOGY AND FORESTRY DEVELOPMENT CO., LTD.
a limited liability company organized under the laws of the PRC

By:

Name:	ZHU ZHENGHONG

Title:	GENERAL MANAGER

Address:
Sunshine Science & Technology Building
Xinqiao Town, Jiangyin City
Jiangsu 214426
People’s Republic of China

SHAREHOLDERS:

LUCMINTON CO., LTD

By:

Name:

Title:

Address:

KELELL INC.

By:
Name:
Title:

Address:

COWAY ASIA PACIFIC LIMITED

By:
Name:
Title:

Address:

MAX SEA GROUP LIMITED

By:
Name:
Title:

Address:

LIPING HE

By:
Name:
Title:

Address:

TIFFANY HE

By:
Name:
Title:

Address: